GENERAL DEVICES ANNOUNCES PRIVATE PLACEMENT AND
                   INVESTMENT IN MONTANA OIL DRILLING PROSPECT
                 -----------------------------------------------

     BEDMINSTER, NEW JERSEY - JUNE 27, 2002 - GENERAL DEVICES, INC., (OTCBB:GNDV) today announced that it had completed a sale of 750,000 shares of common stock at a price of $.20 per share to the Company's principal stockholders in a private transaction. The purpose of the transaction was to enable the Company to purchase an interest in the drilling of an oil well in eastern Montana. The Company has an approximate 8% working interest in this well. The well is currently drilling at about 9,300 feet with the objective of testing the Bakken formation at about 9,865 feet. There is no assurance that the well will become productive and future investments will depend on the success of its first drilling. Operator of the well is Lyco Energy Corp. of Dallas, Texas. Halliburton Co. of Dallas, Texas is also participating.

     After the private placement the Company had 2,122,922 shares outstanding.









     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause General Devices actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. General Devices cautions investors, not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.